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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                February 25, 2000


                          GRAND COURT LIFESTYLES, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                       0-21249                 22-3423087
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(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


         2650 North Military Trail, Suite 350, Boca Raton, Florida 33431
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (561) 997-0323



                                       N/A
         (Former name or former address, if changed since last report.)




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Item 5.  Other Events.



          Grand Court Lifestyles, Inc. (the "Company"), a fully integrated provider of both independent and assisted living services for seniors, today reported certain aspects of its current financial condition. The Company's most recently announced financial results were reported in its Quarterly Report on Form 10-Q for the third quarter ended October 31, 1999 (the "10-Q"). Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the 10-Q.

          In the 10-Q, the Company disclosed that the capital markets were generally inaccessible to it and other assisted living companies for the purpose of raising additional funds and that the Company had experienced longer than anticipated rent up periods for newly constructed communities. The Company also disclosed that it had reduced, and was considering a suspension of, its new construction activities. The Company also disclosed that it had renegotiated its net worth covenants relating to its Capstone lease arrangements in order to avoid a default under said covenant and that it would likely be in default if it did not renegotiate the covenant for the period subsequent to March 31, 2000.

          The capital markets remain generally inaccessible to the Company and other assisted living companies due to certain industry trends that have had a negative impact on the Company's financial condition. Specifically, a surge in new construction activities by the Company and its competitors has caused an over supply of senior living communities in many markets across the country. This has caused decreases in occupancy rates and rental revenues at most of the Company's senior living communities. In response to this situation, and in view of the lack of funds for continued new development, as noted above, the Company has suspended its new construction program, begun to close down its new construction department and taken certain other steps to conserve funds and reduce general corporate operating expenses. It has been reported that many of the Company's competitors have taken similar steps.

          In view of the fact that the demographic trends relating to the increase in the seniors population that have been the basis for growth in the senior living industry remain unchanged, the Company believes that this over-supply of senior living communities is a temporary phenomenon. This phenomenon should correct itself over time as the impact of reduced new construction and the ever-increasing number of seniors who are potential tenants cause excess capacity to be absorbed. Nevertheless, the short-term impact of the over-supply of senior living communities is that additional Company funds have been required to meet initial rent-up requirements of newly constructed communities and to satisfy the Company's Management Contract Obligations relating to its Syndicated Communities. In addition, sales of partnership interests in Syndications, historically the Company's primary source of revenue, have slowed from previous levels. Due to the foregoing, the Company's cash reserves have dropped substantially below the $11.3 million level reported in the 10-Q.

          The Company's debt obligations contain covenants relating to its cash position and its net worth. The most strict cash position covenant requires the Company to maintain cash and cash equivalents of at least $7 million. Although the Company has not yet completed a review of its financial position as of January 31, 2000, the end of its fiscal year, the Company believes its cash and cash equivalents at January 31, 2000 were approximately $8.0 million. The Company currently has cash and cash equivalents of approximately $ 4.0 million. The most strict net worth covenant requires the Company to maintain a tangible net worth of $19.2 million. The Company's tangible net worth at October 31, 1999 was $19.2 million. It should be noted that two Multi-Family Owning Partnerships have entered into contracts to sell their related properties. The closings of such sales are expected to occur over the next few weeks and the Company anticipates that it will receive approximately $4 million from said sales as


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payments on the related Multi-Family Notes. Other Multi-Family Owning
Partnerships are currently in negotiations to sell their respective properties. There can be no assurance, however, that any of these sales of multi-family properties will actually close.

          Although the Company has not yet completed the determination of its financial condition for the year ended January 31, 2000, it believes that it will incur losses sufficient to bring its net worth to a level that violates the above covenants. If the Company is not able to renegotiate the terms of these cash position and net worth covenants, the Company will be in default on the related debt obligations. In addition, certain debt obligations of the Company provide that an event of default will arise upon the occurrence of a material adverse change in the financial condition of the Company. Due to cross-default provisions of its other debt obligations, any of such defaults, or an event which with the giving of notice would constitute an event of default, would cause the Company to be in default on many of its other debt obligations.

          Although it is possible that an event of default may be deemed to have occurred under certain of the Company's debt obligations, to date, the Company has not received notice from any creditor stating that they consider an event of default to have occurred nor have any of the Company's creditors attempted to exercise any remedies against the Company.

          If the Company's present cash position does not improve, the Company will not be able to pay its operating expenses, debt obligations or Management Contract Obligations as they become due. Proceeds from the above-mentioned sales of multi-family properties would improve the Company's cash position but would not, by themselves, be sufficient to satisfy all of the Company's obligations.

          In addition to the suspension of the new construction program and other steps to conserve funds, the Company is also exploring strategic responses such as the sale and/or recapitalization of the Company. The Company plans to initiate discussions with its creditors in an effort to renegotiate the terms of its debt obligations. There is no certainty that these or other strategies will succeed or be sufficient to permit the Company to continue to meet its obligations as they become due. In the event that such actions and strategies are not successful, either the Company or its creditors may initiate proceedings for the liquidation or reorganization of the Company under applicable bankruptcy laws.

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          This report contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company's ability to identify and syndicate suitable acquisition opportunities, competitive factors affecting the long-term care services industry, the Company's ability to renegotiate the terms of its obligations and the preparation and audit of the Company's financial statements of the fiscal year ended January 31, 2000. For a discussion of other important factors, refer to the Company's documents and reports that are available from the Securities and Exchange Commission, including the Company's Annual Report on Form 10K for the fiscal year ended January 31, 1999 at Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations - Safe Harbor for Forward-Looking Statements."

          Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words "anticipates," "expects", "intends", "believes", and similar expressions. The Company's actual results could differ materially from such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        Grand Court Lifestyles, Inc.
                                   --------------------------------------------
                                                (Registrant)


                                               /s/ Paul Jawin
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Date:  February 25, 2000                         (Signature)
                                                 Paul Jawin
                                            Chief Operating Officer